EXHIBIT 23.1

                       INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Giant Industries, Inc., on Form S-8 of our reports dated March 5, 2003 (which expresses an unqualified opinion and includes explanatory paragraphs relating to changes in accounting methods for the adoption of Statements of Financial Accounting Standards Nos. 142 and 144) and June 14, 2002, appearing in the annual report on Form 10-K of Giant Industries Inc. and subsidiaries for the year ended December 31, 2002 and in the Annual Report on Form 11-K of Giant Industries, Inc. and Affiliated Companies 401(k) Plan for the year ended December 31, 2001, respectfully. We also consent to the incorporation by reference in this Registration Statement of our report dated March 5, 2003 relating to the financial statement schedules appearing on the Annual Report on Form 10-K of Giant Industries Inc. for year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 31, 2003